Exhibit 99.1

500 12th Ave. South * Nampa, ID 83651	Contact: Home Federal Bancorp, Inc. Len E. Williams, President & CEO Eric S. Nadeau, EVP, Treasurer & CFO 208-466-4634 www.myhomefed.com

HOME FEDERAL BANCORP, INC., ANNOUNCES ADOPTION OF PLAN OF
REORGANIZATION AND CHARTER CONVERSION

Nampa, ID (March  25, 2011) – Home Federal Bancorp, Inc. (the “Company”) (Nasdaq GSM: HOME) announced today that on March 22, 2011, the Boards of Directors of the Company and Home Federal Bank (the “Bank”), the Company’s financial institution subsidiary, had adopted a Plan of Reorganization and Charter Conversion to convert the Bank to an Idaho chartered commercial bank and reorganize the Company as a bank holding company.  In connection with the adoption of the Plan, the Bank has filed an application with the Idaho Department of Finance to convert the Bank to an Idaho chartered commercial bank and the Company has filed an application with the Board of Governors of the Federal Reserve System to reorganize as a bank holding company.

“Our Boards of Directors determined to proceed with the conversion to a commercial bank because this corporate structure most accurately reflects the Bank’s operating strategy,” said Len E. Williams, the President and Chief Executive Officer of the Company and the Bank. "Since our conversions in 2004 and 2007, we have stated our strategy is to transform the Company's balance sheet and operations to that of a commercial community bank. We've executed this through organic growth in commercial loans and core deposits and through our FDIC-assisted acquisitions of Community First Bank in 2009 and LibertyBank in 2010. We believe now is the appropriate time for our organizational charter to reflect that execution and continuing strategy."

The Bank charter conversion application is subject to the approval of the Idaho Department of Finance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.  The Company’s application to reorganize as a bank holding company is subject to the approval of the Board of Governors of the Federal Reserve Board.

About the Company
Home Federal Bancorp, Inc., is headquartered in Nampa, Idaho, and is the parent company of Home Federal Bank, a community bank originally organized in 1920. The Company serves southwestern Idaho and Central and Western Oregon through 33 full-service banking offices. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "HOME" and is included in the Russell 2000 Index. For more information, visit the Company's web site at www.myhomefed.com/ir.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.